Exhibit T3.B9

4

CANTON DE GENÈVE Fr. 2.50

STATUTS DE

SunPower Systems Sàrl

SunPower Systems Sàrl
avec siège à Genève, Canton de Genève

I. Raison sociale, siège et but

Article 1 – Raison sociale

Sous la raison sociale SunPower Systems Sàrl est constituée une société à responsabilité limitée conformément aux articles 772 ss. du Code des Obligations ("CO").

Article 2 – Siège

Le siège de la société est à Genève, Canton de Genève.

Article 3 – But

La société a pour la vente, la planification, la fabrication et la construction de produits solaires ou de systèmes analogues.

Elle peut :

- Exercer toute activité financière, commerciale ou industrielle, se rapportant directement ou indirectement à son but ;
- Créer des succursales ou des filiales en Suisse ou à l'étranger ;

ARTICLES OF ASSOCIATION OF

SunPower Systems Sàrl

SunPower Systems Sàrl
with seat in Genève, Canton of Geneva

I. Name, domicile and purpose of the company

Article 1 – Name

A limited liability company is formed under the name SunPower Systems Sàrl in accordance with articles 772 et seq. of the Swiss Code of Obligations ("CO").

Article 2 – Seat

The seat of the company is in Geneva, Canton of Geneva.

Article 3 – Purpose

The purpose of the company is the sale, the planning, the fabrication and the construction of solar products and similar systems.

It may:

- Exercise any financial, commercial and industrial activity in direct or indirect relation with its object;
- Create any branches or subsidiaries in Switzerland or overseas;

- Détenir des participations dans toute société qui ont une relation directe ou indirecte avec son but ;

- Accorder des prêts ou des garanties aux actionnaires ou à des tiers, si cela est dans l'intérêt de la société.

La société ne peut prendre aucune participation dans l'immobilier.

La société peut également poursuivre toutes les affaires se rattachant directement ou indirectement au but ci-dessus énoncé ou apte à le favoriser.

II. Capital

Article 4

Le capital social est de cent mille francs (CHF 100'000.-).

Il est divisé en 100 parts sociales de CHF 1'000.- chacune.

III. Parts sociales

Article 5 – Registre des parts sociales

Les gérants tiennent un registre des parts sociales.

Le registre des parts sociales doit mentionner :

1. Le nom et l'adresse des associés, ainsi que leur date de naissance ;

2. Le nombre, la valeur nominale et les éventuelles catégories des parts sociales détenues par chaque associé ;

- Own holdings in any companies which have a direct or indirect relationship with its object;

- Grant loans or guarantees to shareholders or to third parties, if this is in the company's interest.

The company cannot take any participation in real estates.

The company may also carry out all activities which are directly or indirectly linked to the purpose of the company as set out above or which may favour it.

II. Capital

Article 4

The capital amounts to one hundred thousand Swiss Francs (CHF 100,000).
It is divided into 100 quotas with a nominal value of CHF 1,000 each.

III. Quotas

Article 5 – Register of quotas

The managers hold a register of the company's quotas.

The register of the quotas shall mention:

1. The name and address of all quotaholders, as well as their date of birth;

2. The number, nominal value and possible categories of quotas held by each quotaholder;

3. Le nom et l'adresse des créanciers gagistes ainsi que leur date de naissance.

Les associés qui ne sont pas autorisés à exercer le droit de vote et les droits qui y sont attachés sont désignés comme étant des associés sans droit de vote.

Les associés communiquent aux gérants toutes modifications des faits inscrits sur le registre des parts sociales.

Chaque associé a le droit de consulter le registre des parts sociales.

Article 6 – Cession

La cession de parts sociales et l'obligation de céder des parts sociales doivent revêtir la forme écrite.

Le contrat de cession doit renvoyer aux dispositions statutaires relatives au droit de préemption des associés.

La cession de parts sociales ne requiert pas l'approbation de l'assemblée des associés.

Article 7 – Modes particuliers d'acquisition

Lorsque des parts sociales sont acquises par succession, par partage successoral, en vertu du régime matrimonial ou dans une procédure d'exécution forcée, l'ensemble des droits et obligations qui y sont attachés passent à l'acquéreur sans l'approbation de l'assemblée des associés.

Pour pouvoir exercer son droit de vote et les droits qui y sont attachés, l'acquéreur doit toutefois être reconnu en tant qu'associé avec droit de vote par l'assemblée des associés.

3. The name and address of the creditors holding pledges, as well as their date of birth.

The quotaholders who are not authorized to exercise their voting right and the rights attached to their quotas are mentioned as being quotaholders without voting right.

The quotaholders communicate to the managers each modification to the details mentioned in the register of quotas.

Each quotaholder is entitled to consult the register of quotas.

Article 6 – Assignment

The transfer of quotas and the obligation to transfer quotas have to be made in written form.

The transfer agreement of quotas has to refer to the articles of association dealing with the pre-emptive right of the quotaholders.

The transfer of quotas has not to be approved by the quotaholders' meeting.

Article 7 – Specific modes of acquisition

Whenever quotas are acquired by way of succession, estate partition, dissolution of matrimonial regime or in the context of debt collection proceedings, all rights and obligations attached to the quotas are automatically transferred to the transferee without the approval of the quotaholders' meeting.

In order to be entitled to exercise its voting right and the rights thereto attached, the transferee has to be nonetheless accepted by the quotaholders' meeting as a

L'assemblée des associés ne peut lui refuser la reconnaissance que si la société lui propose de lui reprendre ses parts sociales à leur valeur réelle au moment de la requête. L'offre peut être faite pour le propre compte de la société, pour le compte d'autres associés ou pour celui de tiers. Si l'acquéreur ne rejette pas l'offre de reprise de la société dans le délai d'un mois après qu'il a eu connaissance de la valeur réelle, l'offre est réputée acceptée.

La reconnaissance d'un associé avec droits de vote est réputée accordée si l'assemblée des associés ne la refuse pas dans les six mois suivant le dépôt de la demande.

Article 8 – Droit de gage

La constitution d'un droit de gage sur une part sociale requiert l'approbation de l'assemblée des associés.

Celle-ci ne peut refuser son approbation que pour de justes motifs.

IV. Droits et devoirs des associés

Article 9 – Devoir de fidélité et interdiction de faire concurrence

Les associés sont tenus à la sauvegarde du secret des affaires.

Les associés s'abstiennent de tout ce qui porte préjudice aux intérêts de la société. Ils ne peuvent en particulier gérer des affaires qui leur procureraient un avantage particulier et qui seraient préjudiciables au but de la société.

quotaholder with voting right.

The quotaholders' meeting may only refuse its acceptation if the company offers to the transferee to acquire its quotas at their fair market value at the moment of the request of acceptation by the transferee. The offer may be made on behalf of the company, on behalf of other quotaholders or on behalf of third parties. If the transferee does not reject the acquisition offer from the company within a deadline of one month after it has been informed of the fair market value, the offer is considered as accepted.

The acceptation of the capacity as quotaholder with voting right is considered as granted if the quotaholders' meeting does not refuse it within a deadline of six months following the deposit of the request.

Article 8 – Security

The formation of a security on quotas requires the approval by the quotaholders' meeting.

The quotaholders' meeting may only refuse its approval for just cause.

IV. Rights and obligation of the quotaholders

Article 9 - Duty of loyalty and prohibition to compete

The quotaholders must keep the businesses of the company confidential and secret.

The quotaholders must abstain from doing anything which may be detrimental to the interest of the company. In particular, they may not carry any business which would procure them specific advantages and

which would be detrimental to the purpose of the company.

Les associés ne peuvent exercer d'activités qui font concurrence à la société.
Les associés peuvent, moyennant l'approbation écrite de tous les autres associés, exercer des activités qui violent le devoir de fidélité ou l'interdiction de faire concurrence.

The quotaholders may not carry any business competing with the company.

The quotaholders may, subject to the written agreement from all other quotaholders, do business which would violate their duty of loyalty or the prohibition to compete.

Article 10 – Droits de préemption, procédure

Chaque associé dispose d'un droit de préemption sur les parts sociales des autres associés qu'il peut exercer aux conditions suivantes.

Lorsqu'un associé vend des parts sociales et qu'il déclenche ainsi un cas de préemption au sens de la loi, il est tenu de l'annoncer aux autres associés et aux gérants par courrier recommandé dans un délai de 30 jours dès le cas de préemption.

Les titulaires du droit de préemption peuvent l'exercer dans un délai de 60 jours à compter de la réception de la communication du cas de préemption. Le droit s'exerce par un envoi recommandé aux gérants.

Le droit de préemption doit toujours s'exercer sur l'ensemble des parts sociales qui sont objet du cas de préemption. Lorsque plusieurs titulaires exercent leur droit de préemption, les parts sociales sont attribuées aux associés proportionnellement à leur participation au capital social.

A l'expiration du délai d'exercice du droit de préemption, les gérants doivent porter l'exercice du droit à la connaissance des

Article 10 - Pre-emption right, procedure

Each quotaholder has a pre-emption right on the quotas held by other quotaholders, which is subject to following conditions.

Whenever a quotaholder sells, transfers or assigns quotas and thus triggers the pre-emption right as set out by Swiss law, it must so notify the other quotaholders and managers by way of registered mail within a deadline of 30 days as from the date when the pre-emption right is triggered.

The holders of a pre-emption right are entitled to exercise it within a deadline of 60 days as from receipt of the notification. The pre-emption right is exercised by sending a registered mail to the managers of the company.

The pre-emption right must always be exercised on all quotas which are subject to the pre-emption right. Whenever several holders exercise their pre-emption rights, the quotas are attributed to the quotaholders pro rata their participation to the share capital.

When the deadline set to exercise the pre-emption rights expires, the managers have to notify the

associés dans les 10 jours par courrier recommandé. Lorsque le droit de préemption a été exercé, les parts sociales doivent être cédées aux associés qui l'ont fait valoir dans un délai de 60 jours à compter de l'expiration du délai d'exercice du droit de préemption, contre paiement intégral du prix de vente.

quotaholders of the exercise of the pre-emption rights within 10 days by way of registered mail. When the pre-emption right has been exercised, the quotas have to be transferred to the quotaholders who have exercised their pre-emption right within a deadline of 60 days as from the expiration of the deadline related to the exercise of the pre-emption right, against payment of the entire purchase price.

Article 11 – Droit de préemption; détermination de la valeur réelle

Le droit de préemption sur les parts sociales doit s'exercer à la valeur réelle des parts sociales au moment de la survenance du cas de préemption.

Si les intéressés ne peuvent s'entendre sur la valeur réelle dans les 30 jours à compter de la communication des gérants relative à l'exercice du droit de préemption, ils doivent faire part de leur prix aux gérants par écrit. A défaut d'accord, la valeur réelle est déterminée de manière définitive et contraignante pour tous les intéressés par un arbitre expert-réviseur agréé.

Si les intéressés ne trouvent pas d'accord sur la désignation de l'arbitre expert-réviseur agréé, celui-ci est désigné définitivement et sans appel par le président du Tribunal cantonal au siège de la société.

Avant de déterminer définitivement la valeur réelle, l'arbitre doit soumettre sa proposition et l'ensemble des annexes ainsi que les principes d'évaluation qu'il a retenus à tous les intéressés pour prise de position unique. Les intéressés doivent prendre position par écrit.

Article 11 – Pre-emption right; fair market value

The pre-emption right on quotas has to be exercised at the fair market value of the quotas when the situation triggering the exercise of the pre-emption rights occurs.

If the interested parties may not agree on the fair market value within 30 days as from the notification to the managers, they have to notify the managers in writing of their proposed purchase price. Failing an agreement, the fair market value is decided in a final and binding way for all interested parties by an agreed arbitrator-auditor.

If the interested parties may not agree on the designation of the agreed auditor, the latter is finally designated by the President of the Cantonal Court at the seat of the company.

Before finally appraising the fair market value of the quotas, the arbitrator has to submit its proposal, all annexes, as well as the valuation principles that he has used to all interested parties for taking position once only. The interested parties have to communicate their position in writing.

Les frais de la procédure d'évaluation sont pris en charge par les intéressés, proportionnellement à la différence entre leur proposition écrite au sens de l'alinéa 2 et le résultat de l'expertise.

Si le président du Tribunal cantonal n'accepte pas le mandat relatif à la désignation d'un arbitre expert-réviseur agréé, la valeur réelle est fixée par le tribunal ordinaire, respectivement un tribunal arbitral.

Article 12 – Remise du rapport de gestion

Le rapport de gestion et le rapport de révision doivent être remis aux associés au plus tard 20 jours avant l'assemblée ordinaire des associés.

Les associés reçoivent le rapport de gestion après l'assemblée des associés dans la forme approuvée par cette dernière.

V. Organisation de la société

A. Assemblée générale

Article 13 – Attributions

L'assemblée des associés est l'organe suprême de la société.

L'assemblée générale a le droit intransmissible:

1. de modifier les statuts ;
2. de nommer et révoquer les gérants ;
3. de nommer et révoquer les membres de l'organe de révision ;

The costs of the appraisal procedure are paid by the interested parties, pro rata the difference between their written proposal as per the second paragraph and the final result of the appraisal.

If the President of the Cantonal Court does not accept the mandate to designate an agreed arbitrator-auditor, the fair market value is determined by the ordinary competent Court or by an arbitral tribunal.

Article 12 – Delivery of the auditors' report

The business report and the auditors' report must be delivered to the quotaholders at least 20 days before the quotaholders' meeting.

The quotaholders receive the business report after the quotaholders' meeting, in the form approved by the latter.

V. Organization of the company

A. Quotaholders' meeting

Article 13 - Powers

The supreme body of the company shall be the quotaholders' meeting.

It shall have the inalienable right to:

1. to amend the articles of association;
2. to appoint and revoke the managers;
3. to appoint and revoke the auditors;

4. d'approuver le rapport annuel et les comptes de groupe, si la société est soumise à l'obligation d'établir des comptes de groupe ;

5. d'approuver les comptes annuels et de déterminer l'emploi du bénéfice résultant du bilan, ainsi que de fixer les dividendes;

6. de déterminer l'indemnité des gérants ;

7. de donner décharge aux gérants ;

8. d'approuver la constitution d'un droit de gage sur une part sociale ;

9. d'autoriser les gérants à acquérir pour la société des parts sociales propres, ou d'approuver une telle acquisition ;

10. de décider de requérir du juge l'exclusion d'un associé pour de justes motifs ;

11. de dissoudre la société ;

12. de prendre les décisions sur les objets que la loi ou les statuts lui réservent ou que les gérants lui soumettent.

Article 14 – Convocation

L'assemblée ordinaire des associés a lieu chaque année dans les six mois qui suivent la clôture de l'exercice annuel. Les assemblées extraordinaires des associés sont convoquées aussi souvent qu'il est nécessaire.

L'assemblée des associés est convoquée par les gérants et, au besoin, par l'organe de révision ou par le juge. Les liquidateurs ont également le droit de la convoquer.

4. to approve the annual report and the group balance sheet, if the company is submitted to the obligation to issue group balance sheet;

5. to approve the annual balance sheet and to decide upon the use of net profits, as well as to determine the dividends;

6. to fix the indemnity granted to the managers;

7. to grant discharge to the managers;

8. to approve the formation of a security on a quota;

9. to authorize the managers to acquire quota on behalf of the company, or to approve such acquisition;

10. to decide to request the judge to exclude a quotaholder for just cause;

11. to dissolve the company;

12. to take any resolution on matters that Swiss law or the articles of association reserve to the quotaholders' meeting or that the managers submit to it.

Article 14 – Calling of the quotaholders' meeting

The annual quotaholders' meeting shall be held within 6 months after the closing of the business year. Extraordinary quotaholders' meetings shall be called whenever needed.

Quotaholders' meetings shall be called by the managers and, in case of need, by the auditors or by the judge. Liquidators are also entitled to call a

Un ou plusieurs associés représentant ensemble au moins 10 pour-cent du capital social peuvent aussi requérir la convocation d'une assemblée des associés. La convocation doit être requise par simple courrier ou par courriel en indiquant les objets de discussion et les propositions.

L'assemblée des associés est convoquée 20 jours au moins avant la date de la réunion par écrit ou par courriel. L'article 16 demeure réservé.

Article 15 – Objet des délibérations

Sont mentionnés dans la convocation de l'assemblée des associés les objets portés à l'ordre du jour, ainsi que les propositions des gérants et d'éventuelles propositions des associés.

Aucune décision ne peut être prise sur des objets qui n'ont pas été dûment portés à l'ordre du jour, à l'exception des propositions de convoquer une assemblée des associés extraordinaire et, le cas échéant, de désigner un organe de révision.

Il n'est pas nécessaire d'annoncer à l'avance les propositions entrant dans le cadre des objets portés à l'ordre du jour ni les délibérations qui ne doivent pas être suivies d'un vote.

Article 16 – Décisions à des conditions facilitées

L'assemblée des associés peut être tenue sans observer les formes prévues pour sa convocation avec l'accord de tous les associés (assemblée universelle).

quotaholders' meeting.

One or more quotaholder(s) representing together at least 10% of the share capital may also request the calling of a quotaholders' meeting. The calling has to be made by post mail or e-mail and indicate the items to be discussed and the proposal.

The quotaholders' meeting is called at least 20 days before the meeting by post mail or by email. Article 16 is reserved.

Article 15 – Object of the deliberations

The invitation to the quotaholders' meeting shall mention the agenda, as well as the proposals from the managers and possibly from the quotaholders.

No resolution may be taken with respect to items which have not been duly mentioned on the agenda, to the exception of proposals to call an extraordinary quotaholders' meeting and, to the fullest necessary extent, to appoint auditors.

No prior invitation is required for proposals related to matters included in the agenda which do not resolve in taking resolutions.

Article 16 – Universal meeting

Subject to the agreement of all quotaholders, the quotaholders' meeting may be held without complying with the formalities related to the calling of a quotaholders' meeting (universal meeting).

Aussi longtemps que les associés ou leur représentant sont présents, cette assemblée a le droit de délibérer et de statuer valablement sur tous les objets qui sont du ressort de l'assemblée des associés.

Les décisions de l'assemblée des associés peuvent aussi être prises par écrit, à moins qu'une discussion ne soit requise par un associé.

Article 17 – Présidence et procès-verbal

Le président des gérants dirige l'assemblée des associés. Il désigne le secrétaire et les scrutateurs, qui ne doivent pas être associés.

Le procès-verbal mentionne :

1. le nombre et la valeur nominale des parts sociales représentées par les associés ;
2. les décisions et le résultat des élections ;
3. les demandes de renseignements et les réponses données ;
4. les déclarations dont les associés demandent l'inscription ;

Le procès-verbal est signé par le président et par le secrétaire de l'assemblée.

Les gérants remettent une copie du procès-verbal à chaque associé.

Article 18 – Représentation

Chaque associé peut représenter lui-même ses parts sociales à l'assemblée des associés ou les faire représenter par une des personnes suivantes :

1. un autre associé ;

As long as all quotaholders or their proxy holders are present, such meeting is entitled to deliberate and to take valid resolutions on all items which fall within the competence of the quotaholders' meeting.

The resolutions of the quotaholders' meeting may also be taken in writing, unless a discussion is required by one quotaholder.

Article 17 – Chairperson and minutes

The quotaholders' meeting is chaired by the chairman. He appoints the secretary and the scrutiners, who do not need to be quotaholders.

The minutes include:

1. the number and nominal value of the quotas represented by the quotaholders;
2. the resolutions and the results of the elections;
3. the information requests and the given answers;
4. the statements that the quotaholders request to be mentioned in the minutes;

The minutes are signed by the chairman and by the secretary of the meeting.

The managers deliver a copy of the minutes to each quotaholder.

Article 18 – Representation

Each quotaholder may represent his own quotas at the quotaholders' meeting or have one of the following persons represent them:

1. another quotaholder;

2. son époux, son partenaire enregistré ou son concubin ;

3. des personnes faisant ménage commun avec lui ; ou

4. un descendant.

Le représentant doit faire preuve de ses pouvoirs par écrit.

2. his spouse, his registered partner or person living with him;

3. persons in the same household; or

4. a descendant.

The proxy holder has to evidence his powers in writing.

Article 19 – Droit de vote

Le droit de vote de chaque associé se détermine en fonction de la valeur nominale des parts sociales qu'il détient.

Chaque associé a droit à une voix au moins.

Article 19 – Voting rights

The voting right of each quotaholder is based on the nominal value of all quotas held by such quotaholder.

Each quotaholder must at least have one vote.

Article 20 – Décision

L'assemblée des associés prend ses décisions et procède aux élections à la majorité absolue des voix représentées, sous réserve des dispositions contraires de la loi ou des alinéas 3 et 4 du présent article.

Le président de l'assemblée des associés a voix prépondérante.

Une décision de l'assemblée des associés recueillant au moins les deux tiers des voix représentées et la majorité absolue du capital social pour lequel le droit de vote peut être exercé est nécessaire pour :

1. modifier le but social ;

2. rendre plus difficile, exclure ou faciliter le transfert de parts sociales ;

3. approuver la cession de parts sociales ou reconnaître un acquéreur en tant qu'associé ayant

Article 20 – Resolutions

The quotaholders' meeting takes its resolutions and proceeds to elections with the absolute majority of the represented votes, subject to contrary legal provisions or if set out in paragraph 3 and 4 of these articles.

The chairman of the quotaholders' meeting has a casting vote.

A resolution of the quotaholders' meeting reaching at least two third of the represented votes and the absolute majority of the share capital for which voting rights may be exercised is necessary in order:

1. to amend the purpose clause;

2. to make more difficult, exclude or facilitate the transfer of quotas;

3. to approve the transfer of quotas or accept a transferee as quotaholder with voting rights;

le droit de vote

4. augmenter le capital social ;

5. limiter ou supprimer le droit de souscription préférentiel ;

6. décider de requérir du juge l'exclusion d'un associé pour juste motifs ;

7. transférer le siège de la société ;

8. dissoudre la société.

L'introduction de parts sociales à droit de vote privilégié requiert le consentement de tous les associés.

Les dispositions statutaires qui prévoient, pour certaines décisions, une plus forte majorité que celle prévue par la loi ne peuvent être adoptées qu'à la majorité prévue.

B. Gestion

Article 21 – Election et révocation des gérants

La gestion de la société est assurée par un ou plusieurs membres (gérants).

Les gérants sont élus par l'assemblée des associés pour une durée d'une année. Une réélection est possible.

Seules des personnes physiques peuvent être désignées comme gérant. Elles n'ont pas besoin d'être associées.

L'assemblée des associés peut révoquer à tout moment un gérant qu'elle a nommé.

Article 22 – Organisation

Si la société a plusieurs gérants, l'assemblée des associés règle la présidence. Pour le surplus, les gérants

4. to increase the share capital;

5. to limit or exclude preferential subscription rights;

6. to resolve to request from the judge the exclusion of a quotaholder for just cause;

7. to transfer the seat of the company;
8. to dissolve the company.

The introduction of quotas with voting privileges requires the consent of all quotaholders.

The articles of association which set out, for certain resolutions, a greater majority than that as set out by law may only be adopted with such greater majority.

B. Management

Article 21 – Appointment and revocation of managers

One or several managers may manage the company.

The managers are appointed by the quotaholders' meeting for a duration of 1 year. A re-election is possible.

Only private individuals may be appointed as managers. They do not need to be quotaholders.

The quotaholders' meeting may revoke at any time a manager that it has appointed.

Article 22 – Organization

If the company has several managers, the quotaholders' meeting designates a chairman. For all further matters, the

s'organisent librement.

managers may freely set out their organization.

Article 23 – Attributions des gérants

Article 23 – Duties of the managers

Les gérants sont compétents pour toutes les affaires qui ne sont pas attribuées à l'assemblée des associés par la loi ou les statuts.

The managers are empowered to act in all matters that are not attributed to the quotaholders' meeting by law or by the articles of incorporation.

Ils ont les attributions intransmissibles et inaliénables suivantes :

They have the following non delegable and inalienable duties:

1. exercer la haute direction de la société et établir les instructions nécessaires ;
2. décider de l'organisation de la société dans le cadre de la loi et des statuts ;
3. fixer les principes de la comptabilité et du contrôle financier ainsi que le plan financier, pour autant que celui-ci soit nécessaire à la gestion de la société ;
4. exercer la surveillance sur les personnes chargées de parties de la gestion, pour s'assurer notamment qu'elles observent la loi, les statuts, les règlements et les instructions données ;
5. établir le rapport de gestion (comptes annuels, rapport annuel et, le cas échéant, comptes de groupe) ;
6. préparer l'assemblée des associés et exécuter ses décisions ;
7. informer le juge en cas de surendettement.

1. to exercise the ultimate direction of the company and to give the necessary instructions;
2. to resolve on the organization of the company in compliance with law and the articles of association;
3. to determine the structuring of the Accounting system, the financial control and, to the extent necessary for the management of the company, the financial planning;
4. to exercise the ultimate supervision of the persons entrusted with part of the management of the company, in order to ensure their compliance with law, articles of association, regulations and given instructions;
5. to issue the management report (annual balance sheet, annual report and, if necessary, the group annual balance sheet);
6. to prepare the quotaholders' meeting and implement its resolutions;
7. to inform the judge in case of over-indebtedness.

Les gérants ont le droit de nommer des directeurs, des fondés de procuration et

The managers are entitled to appoint directors and proxy holders.

des mandataires commerciaux.

Le président des gérants ou le gérant unique a les attributions suivantes :

1. convoquer et diriger l'assemblée des associés ;

2. faire toutes les communications aux associés ;

3. s'assurer du dépôt des réquisitions nécessaires à l'office du registre du commerce.

The chairman of the managers or the sole manager has the following duties:

1. to call and chair the quotaholders' meeting;

2. to make all communications to the quotaholders;

3. to ensure the filing of the necessary applications with the register of commerce.

Article 24 –Décision

Si la société a plusieurs gérants, ceux-ci prennent leurs décisions à la majorité des voix émises.

Le président a voix prépondérante.

Article 24 – Resolutions

When the company has several managers, the latter take their resolutions at the majority of the expressed votes.

The chairman has a casting vote.

Article 25 – Devoirs de diligence et de fidélité

Les gérants ainsi que les tiers chargés de la gestion exercent leurs attributions avec toute la diligence nécessaire.

Ils veillent fidèlement aux intérêts de la société et sont tenus à la sauvegarde du secret des affaires.

Ils s'abstiennent de tout ce qui porte préjudice à la société. Ils ne peuvent en particulier gérer des affaires qui leur procureraient un avantage particulier et qui seraient préjudiciables au but de la société.

Article 25 – Duty of care and duty of loyalty

The managers as well as third parties managing the company exercise their tasks with the outmost duty of care.

They shall take care with loyalty of the interests of the company and must keep the businesses of the company confidential and secret.

They abstain from doing anything which could be detrimental to the company. In particular, they are not entitled to manage businesses which would procure them a particular advantage and which would be detrimental to the purpose of the company.

Article 26 – Libération de l'interdiction de faire concurrence

Les gérants ainsi que les tiers chargés de la gestion peuvent faire concurrence à la société à la condition que tous les associés donnent leur approbation par écrit.

Article 26 – Release from the prohibition to compete

The managers as well as third parties managing the company may only compete with the company if all quotaholders so agree in writing.

Article 27 – Egalité de traitement

Les gérants ainsi que les tiers chargés de la gestion traitent de la même manière les associés qui se trouvent dans la même situation.

Article 27 – Equal treatment

The managers as well as third parties managing the company have the obligation to treat equally quotaholders being in the same situation.

Article 28 – Représentation

L'assemblée des associés détermine le mode de représentation des gérants.

Un gérant au moins doit avoir qualité pour représenter la société.

La société doit pouvoir être représentée par une personne domiciliée en Suisse. Un gérant ou un directeur doit satisfaire à cette exigence.

Les gérants peuvent régler les détails de la représentation de la société par les directeurs, les fondés de procuration et les mandataires commerciaux par voie de règlement.

Article 28 – Representation

The quotaholders' meeting sets out the representation powers of the managers.

One of the managers at least shall be able to represent the company.

The company must be able to be represented at least by a person with domicile in Switzerland. One manager or one director has to comply with such a requirement.

The managers may set out the details of the representation powers by the directors or by the proxy holders in specific organizational regulations.

C. Organe de révision

Article 29 – Révision

L'assemblée des associés élit un organe de révision.

Elle peut renoncer à l'élection d'un organe de révision lorsque :

C. Auditors

Article 29 – Audit

The quotaholders' meeting appoints the auditors of the company.

It may be released from the obligation to appoint auditors when:

1. la société n'est pas assujettie au contrôle ordinaire ;
2. l'ensemble des associés y consent ; et
3. l'effectif de la société ne dépasse pas 10 emplois à plein temps en moyenne annuelle.

Lorsque les associés ont renoncé au contrôle restreint, cette renonciation est également valable les années qui suivent. Chaque associé a toutefois le droit d'exiger un contrôle restreint et l'élection d'un organe de révision au plus tard 10 jours avant l'assemblée des associés. Dans ce cas, l'assemblée des associés ne peut prendre les décisions conformément à l'art. 13 al. 2 chi. 4 et 5 qu'une fois que le rapport de révision est disponible.

Article 30 – Exigences relatives à l'organe de révision

Sont éligibles comme organe de révision une ou plusieurs personnes physiques ou morales ainsi que les sociétés de personnes.

L'organe de révision doit avoir en Suisse son domicile, son siège ou une succursale inscrite au registre du commerce. Lorsque la société a plusieurs organes de révision, l'un au moins doit satisfaire à cette exigence.

Lorsque la société est tenue de soumettre ses comptes annuels au contrôle ordinaire d'un organe de révision en vertu de :

1. l'art. 727 al. 1 chi. 2 ou chi. 3 en relation avec l'art. 818 al. 1 CO;
2. l'art. 727 al. 2 CO en relation avec l'art. 818 al. 1 CO ;

1. the company is not subject to an ordinary audit;
2. all the quotaholders consent to it, and
3. the headcount of the company does not exceed 10 full time employees on an annual average.

Whenever the quotaholders have waived the limited audit, this waiver is also effective for the following years. Each quotaholder is however entitled to require a limited audit or the appointment of auditors at the latest 10 days before the quotaholders' meeting. In this case, the quotaholders' meeting may take the resolution of article 13 para. 2 nr. 4 and nr. 5 only once the auditors' report is available.

Article 30 – Requirements related to auditors

One or several private individuals or legal entities may be appointed as auditors.

The auditors must have their domicile, seat or a branch registered in the register of commerce in Switzerland. When the company has several auditors, at least one of the auditors has to comply with such requirements.

Whenever the company must appoint auditors for an ordinary audit in compliance with:

1. article 727 para. 1 nr. 2 or nr. 3 in relation with article 818 para. 1 CO;
2. article 727 para. 2 CO in relation with article 818 para.1 CO;

3. l'art. 818 al. 2 CO, ou

4. l'art. 825*a* al. 4 CO,

l'assemblée des associés élit un expert-réviseur agréé au sens de la loi fédérale sur la surveillance des réviseurs du 16 décembre 2005 comme organe de révision.

Lorsque la société est tenue de Soumettre ses comptes annuels au contrôle restreint d'un organe de révision, l'assemblée des associés élit un réviseur agréé au sens de la loi fédérale sur la surveillance des réviseurs du 16 décembre 2005 comme organe de révision. La renonciation à l'élection d'un organe de révision en vertu de l'art. 29 demeure réservée.

L'organe de révision doit être indépendant au sens de l'art. 728, respectivement de l'art. 729 CO.

L'organe de révision est élu pour une durée d'un exercice. Son mandat prend fin avec l'approbation des derniers comptes annuels. Il peut être reconduit dans ses fonctions. L'assemblée des associés peut, en tout temps, révoquer l'organe de révision avec effet immédiat.

VI. Etablissement des comptes

Article 31 – Exercice social

L'exercice social commence le 1er janvier et finit le 31 décembre de chaque année.

Article 32 – Comptes annuels

Les comptes annuels se composent du compte de profits et pertes, du bilan et de l'annexe.

Ils sont établis conformément aux règles du Code des obligations, en particulier

3. article 818 para. 2 CO, or

4. article 825a para. 4 CO,

the quotaholders' meeting appoints as auditors a certified expert – auditor licensed within the meaning of the Federal Act on the supervision of auditors dated 16 December 2005.

Whenever the company must appoint auditors for a limited audit, the quotaholders' meeting appoints as auditors a licensed auditor within the meaning of the Federal law on the control of auditors dated 16 December 2005. The quotaholders' meeting may renounce to appoint auditors in accordance with article 29 of the articles of association.

The auditors must be independent in accordance with article 728, respectively art. 729 CO.

The auditors are appointed for a duration of one fiscal year. Their mandate ends with the approval of the last annual financial statements. They may be re-elected. The quotaholders' meeting may, at any time, revoke the auditors with immediate effect.

VI. Annual accounts

Article 31 – Business year

The business year of the company begins on 1st January and ends on 31 December of each year.

Article 32 - Annual accounts

The annual accounts include the profit and loss statements, the balance sheet and the exhibits.

They are issued in compliance with the Swiss Code of Obligations, in particular

aux articles 662*a* ss et 958 ss CO, ainsi qu'en respect des principes généraux régissant l'établissement régulier des comptes.

Article 33 – Réserves et attribution des dividendes

Le dividende ne peut être fixé qu'après que les affectations aux réserves légales et statutaires ont été opérées conformément à la loi et aux statuts.

L'assemblée des associés peut disposer du bénéfice résultant du bilan à sa guise dans le cadre des exigences légales.

Des dividendes ne peuvent être prélevés que sur le bénéfice résultant du bilan et sur les réserves constituées à cet effet.

Les dividendes sont fixés proportionnellement à la valeur nominale des parts sociales de chaque associé.

VII. Sortie

Article 34

Chaque associé a le droit de sortir de la société aux conditions suivantes:

1. il respecte un délai de congé de 3 mois pour la fin d'un exercice social ;
2. la société dispose, au moment de la reprise, de fonds propres disponibles à concurrence des moyens nécessaires pour acquérir les parts sociales de l'associé sortant à leur valeur réelle ; et
3. la société ne franchit pas la limite maximale de 35 % de parts sociales propres lors de la reprise.

with articles 662a et seq and 958 et seq CO, as well as in compliance with generally admitted accounting principles.

Article 33 – Reserves and allocation of profits

The quotaholders' meeting may resolve on the allocation of profits after the allocations to legal and statutory reserves have been made in accordance with the law and the articles of association.

The quotaholders' meeting may resolve on the allocation of profits resulting from the balance sheet within the framework of the legal requirements.

Dividends may only be paid out of profits shown in the balance sheet and reserves set out for this purpose.

Profits are fixed pro rata the nominal value of all quotas held by each quotaholder.

VII. Exit of a quotaholder

Article 34

Any quotaholder is entitled to leave the company under the following conditions:

1. he complies with a notification period of 3 months for the end of fiscal year;
2. the company disposes, when the quotas shall be repurchased, of freely available earnings corresponding to the fair market value of the quotas of the leaving quotaholder, and
3. the company does not reach the maximum threshold of 35% of own quotas upon the repurchase of the quotas held by the leaving

quotaholder.

Les moyens nécessaires doivent couvrir à la fois la reprise des parts sociales et la constitution des réserves correspondantes conformément aux CO (art. 659a al. 2 en relation avec l'art. 783 al. 4 CO).

The available earnings of the company must cover both the fair market value of the quotas to be acquired and the constitution of the corresponding reserves in compliance with article 659a para. 2 in relation with article 783 para. 4 CO.

Cette disposition ne peut être modifiée ou abrogée qu'avec le consentement de tous les associés.

This provision may only be amended or cancelled with the consent of all quotaholders.

Chaque associé peut requérir du juge l'autorisation de sortir de la société pour de justes motifs.

Each quotaholder may request the judge the authorization to leave the company for just causes.

VIII. Dissolution et liquidation

VIII. Dissolution and liquidation

Article 35

L'assemblée des associés peut décider de dissoudre la société. La décision doit faire l'objet d'un acte authentique.

Article 35

The quotaholders' meeting may resolve to dissolve the company. Such a resolution has to be made by way of notarial deed.

La liquidation a lieu par les soins des gérants, à moins que l'assemblée des associés ne désigne d'autres liquidateurs. La liquidation s'opère conformément aux articles 742 ss CO en relation avec l'art. 821*a* et l'art. 826 CO.

The liquidation is performed by the managers, unless the quotaholders' meeting appoints other liquidators. The liquidation is made in compliance with articles 742 et seq. CO in relation with articles 821a and 826 CO.

Après paiement des dettes, l'actif de la société dissoute est réparti entre les associés au prorata de leurs versements.

After payment of all liabilities, the assets of the dissolved company is split among quotaholders, pro rata their payments.

IX. Communications et publications

IX. Communications and publications

Article 36

Les communications de la société aux associés s'opèrent par simple courrier ou par courriel.

Article 36

Communications from the company to the quotaholders are made by post mail or by email.

L'organe de publication de la société est la Feuille Officielle Suisse du Commerce (FOSC).

Publications are made in the Swiss Official Gazette of Commerce (SOGC).

Statuts signés ne varietur pour demeurer annexés à la minute du procès-verbal de la société **SunPower Systems Sàrl**, reçu ce jour par Me Michel Gampert, notaire à Genève, soussigné.

Genève, le six juillet deux mille neuf